EXHIBIT 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-4 of Southern California Bancorp of our report dated March 21, 2024 relating to the consolidated financial statements of California BanCorp and Subsidiary appearing in the Annual Report on Form 10-K of California BanCorp and Subsidiary for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus.

/s/ Elliott Davis, LLC
Elliott Davis LLC
Greenville, South Carolina
May 15, 2024

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